Exhibit 99(b)

STATEMENT UNDER OATH OF PRINCIPAL
FINANCIAL OFFICER REGARDING FACTS AND
CIRCUMSTANCES RELATING TO EXCHANGE
ACT FILINGS

I, Jon E. Eliassen, state and attest that:

(1)	To the best of my knowledge, based upon a review of the covered reports of Avista Corporation, and, except as corrected or supplemented in a subsequent covered report:

•	no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

•	no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2)	I have reviewed the contents of this statement with the Audit Committee of the Board of Directors of Avista Corporation.

(3)	In this statement under oath, each of the following, if filed on or before the date of this statement, is a “covered report”:

•	the Annual Report on Form 10-K for the fiscal year ended December 31, 2001 of Avista Corporation;

•	all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Avista Corporation filed with the Commission subsequent to the filing of the Form 10-K identified above; and

•	any amendments to any of the foregoing.

/s/ Jon E. Eliassen Jon E. Eliassen Senior Vice President and Chief Financial Officer	Subscribed and sworn to before me this 12th day of August, 2002. /s/ Eunice M. Meulner

August 12, 2002	Notary Public My Commission Expires 2/03/05